NEWS RELEASE

OTC BB: TRMH

Exhibit 99.1

TRIMAINE HOLDINGS INC SETS RECORD
DATE FOR FINAL DISSOLUTION

VANCOUVER, BC, (December 22, 2004) — Trimaine Holdings, Inc. (the “Corporation”) (OTC BB: TRMH) today announced that it has set December 29, 2004 as the record date for the dissolution of the Corporation. The Corporation will file the Articles of Dissolution on December 29, 2004, after which it will be deemed to be dissolved. The record date will establish who is entitled to participate in the distribution of the net assets. Accordingly no certificates and/or book enters will be issued, transferred, traded or otherwise exchanged after this date. In addition, the corporation’s common stock will no longer be quoted on the OTC Bulletin Board after December 29, 2004.

HOLDINGS INC.

1620 – 400 BURRARD STREET • VANCOUVER BC • V6C 3A6
PHONE (604) 683 5767 • FAX (604) 683 3205